UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2019

TEB BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56049	83-2040340
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2290 North Mayfair Road, Wauwatosa, Wisconsin		53226
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (414) 476-6434

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02   Termination of a Material Definitive Agreement

As previously disclosed, The Equitable Bank, S.S.B. (the “Bank”), the wholly owned subsidiary of TEB Bancorp, Inc., had previously entered into an amended Consent Order with the Wisconsin Department of Financial Institutions (the “WDFI”) and the Federal Deposit Insurance Corporation (the “FDIC”).  On June 19, 2019, the WDFI and the FDIC terminated the amended Consent Order.  As a result of the termination of the amended Consent Order, and the Bank’s current levels of regulatory capital, the Bank is now permitted to accept, renew and roll over brokered deposits without obtaining a waiver from the FDIC, and is no longer subject to regulatory limitation on the interest rates paid on deposits.

Item 8.01   Other Events
On June 14, 2019, the Bank entered into a written agreement with the WDFI and the FDIC.  The Bank will disclose the terms of the written agreement upon the receipt of regulatory approval required to make such disclosures.

Item 9.01   Financial Statements and Exhibits
Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TEB Bancorp, Inc.
DATE: June 20, 2019	By:	/s/ John P. Matter
John P. Matter President and Chief Executive Officer